SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement ("Agreement") is entered into as of August 12, 2008, by and among the parties referred to below in Paragraphs A.1 through A.3 (collectively, the "Parties") with reference to the following recitals of facts:

A. The Parties to this Agreement are:

1. Kulpa-Iakona Parties. Jason Kulpa, a natural person ("Kulpa") who at times relevant has been the President and shareholder of Iakona, Inc. ("Iakona" and together with Kulpa, the "Kulpa-Iakona Parties"). Kulpa previously was the CEO of Ad Authority, Inc. ("Ad Authority"). After the acquisition of Ad Authority by Morlex, Inc. Kulpa acted as Morlex's CEO and a member of its Board of Directors.

2. Morlex Parties. Morlex, Inc. ('Morlex"), which acquired all of the capital stock of Ad Authority, All Ad Acquisition, Inc. ("All Ad"), Rightside Holdings ("Rightside") and Superfly Inc. ("Superfly") (collectively, the "Morlex Parties").

3. The Morlex Shareholders and other Parties.

a. Gunnar. Joseph Gunnar & Co., LLC ("Gunnar")

b. Investors. The following persons and entities: Duncan Capital Partners, LLC; MW Crow Family LP; Alex Clug, Trustee for the Crow 2001 Children's Trust, FBO Michelle Lee Crow; Crow 2001 Children's Trust, FBO Spencer Michael Crow; Crow 2001 Children's Trust, FBO Olivia Trevor Crow; and Crow 2001 Children's Trust, FBO Duncan Crow; Richard Berman; Trevor Crow.

Investors are referred to below collectively as the "Morlex Shareholders."

B. On or about April 15, 2008, Morlex acquired from Iakona all of the capital stock of Ad Authority pursuant to that certain Stock Purchase Agreement dated as of November 14, 2007, as amended from time to time, among All Ad, Iakona, Kulpa and solely for purposes of Section 9.3 thereof, Duncan Capital Partners, LLC (the "Purchase Agreement").

C. In connection with the consummation of the transactions contemplated pursuant to the Purchase Agreement: (i) Iakona received cash, a secured promissory note (the "Note") and 6,400,000 shares of common stock of Morlex (the "Stock"), (ii) Kulpa was elected to serve on the Board of Directors of Morlex, and (iii) Kulpa was appointed as the CEO of Morlex.

D. Subsequent thereto: (i) a dispute arose between the Parties relative to the transactions contemplated by the Purchase Agreement, Morlex's fund-raising efforts and the

operation of Morlex and Ad Authority (the "Dispute"), and (ii) required payments under the Note were not made timely.

E. On June 29, 2008, Kulpa resigned as the CEO of Morlex and Ad Authority. On July 17, 2008, Kulpa resigned as a Director of Morlex and Ad Authority (the "Resignation").

F. The Parties desire to have a tax-free adjustment of the purchase price paid for the Ad Authority stock under the Purchase Agreement and to adjust the amount of the Stock and the amount owed under the Note, all in order to reflect the original expectations of the parties. Such adjustment is occurring within the same taxable year of the Parties and relates back to the closing contemplated by the Purchase Agreement.

G. The Kulpa-Iakona Parties wish to separate their relationship with the Morlex Parties, and the Parties wish to clarify and resolve all outstanding matters among them, provide for a smooth transition by the Kulpa-Iakona Parties and for a fair and amicable separation from employment, service as an officer and membership on the Board of Directors of Morlex, and Ad Authority by Kulpa.

NOW, THEREFORE, in recognition of the foregoing, and of the conditions, covenants, representations, warranties, payments, releases and other obligations contained in this Agreement, the Parties agree:

1. Adjustment of Purchase Price. The Purchase Price (as defined by the Purchase Agreement) is hereby adjusted on a tax-free basis to Five Million Four Hundred Eighty Thousand Dollars ($5,480,000), which shall be payable as follows: (i) Five Million Dollars ($5,000,000) in cash, and (ii) Four Hundred Eighty Thousand Dollars ($480,000) by a revised, new amended and restated secured promissory note (which new promissory note is a revision and adjustment to the original Note). Iakona hereby acknowledges prior receipt of such Five Million Dollars ($5,000,000) in cash. Contemporaneous herewith: (a) Iakona shall return to Morlex the certificate evidencing all of the Stock, including delivery of stock powers duly executed in blank and such signature guarantees and other documents as may reasonably be required by Morlex' transfer agent; (b) Iakona shall deliver to Morlex the original promissory note marked "cancelled", (c) Morlex shall tender to Iakona that certain Amended and Restated Secured Promissory Note in the form attached as Exhibit A hereto ("Amended Note") and (d) Morlex and Iakona shall enter into the Amendment to Security Agreement in the form attached as Exhibit B hereto ("Amended SA"). The Amended Note amends, restates and supersedes in its entirety the Note. The Security Agreement dated April 11, 2008 remains in full force and effect to secure the obligations set forth in the Amended Note and subordination set forth in the Security Agreement, as amended by the Amended SA.

2. Kulpa Employment and Consultancy. Kulpa's employment agreement with All Ad dated November 14, 2007 and all other employment agreements between Kulpa on the one hand and Morlex or any of its subsidiaries on the other hand is hereby terminated effective as of June 29, 2008. Kulpa hereby waives and relinquishes his right to receive the severance payments required thereunder.

Signing Party's Initials: ____

3. Kulpa Noncompete. In consideration of the benefits of this Agreement, for one year after the date of this Agreement ("Restricted Period"), Kulpa covenants to Ad Authority and Morlex:

(a) Neither he nor any of his affiliates or related persons shall, without prior written consent of Ad Authority or Morlex (as the case may be), directly or indirectly do anything to: (i) cause or encourage any officer, director, employee, consultant, agent or broker of Ad Authority or Morlex (as the case may be) to terminate or sever his or her employment or other relationship with Ad Authority or Morlex (as the case may be) for the purpose of competing with or proposing to compete with Ad Authority or Morlex (as the case may be) or for the primary purpose of damaging Morlex or Ad Authority (as the case may be) in any way, (ii) encourage any customer to terminate, modify or fail to renew any contract or other relationship with Morlex or Ad Authority, as the case may be, (iii) use any Trade Secrets to directly or indirectly engage or cause or permit any third party to engage in competition with the business of Ad Authority or Morlex as conducted as of the Closing Date; or (iv) publish or disclose or allow to be published or disclosed, Trade Secrets to any person who is not an employee of Morlex or its affiliates.

(b) Neither he nor his affiliates or related persons shall, without the prior written consent of Ad Authority, directly or indirectly, solicit for employment any current employee, agent or broker of Ad Authority. The Parties acknowledge and agree that the placement of a general advertisement shall not be deemed to be a solicitation hereunder.

(c) For purposes of this Agreement, "related persons" shall mean, with respect to any Person, (i) any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and (ii) each Person that serves as a director, officer, partner, executor or trustee of such Person (or in any other similar capacity).

(d) For purposes of this Agreement, a "Trade Secret" is information that is not generally known to the public and, as a result, is of economic benefit to Ad Authority or Morlex in the conduct of its business, which shall include, but not be limited to, all information and material that is proprietary to Ad Authority or Morlex, which was marked as 'confidential' or 'proprietary' and whether or not in electronic form and which was disclosed to or obtained by Kulpa which relates to Ad Authority's or Morlex' research, development, financial, technological or business activities.

Kulpa specifically agrees that the covenants set forth in this Paragraph 3 are integral parts of the inducement of Ad Authority and Morlex to enter into this Agreement and Ad Authority or Morlex (as the case may be), shall be entitled to injunctive relief in addition to all other legal and equitable rights and remedies available to it in connection with any breach by Kulpa of any provision of this Paragraph 3 and that, notwithstanding the foregoing, no right, power or remedy conferred upon or reserved or exercised by Morlex and Ad Authority in this Paragraph 3 is intended to be exclusive of any other right, power or remedy, each and every one of which (now or hereafter existing at law, in equity, by statute or otherwise) shall be cumulative and concurrent.

4. Ad Authority/Morlex Covenants. Ad Authority and Morlex covenant to within sixty days after the date hereof: (i) use reasonable best efforts to cause Kulpa and Iakona to be released from all personal guarantees given for the benefit of Ad Authority or any of the Morlex Parties, including, without limitation, that were given relative to Ad Authority's American Express card, and (ii) obtain general releases of the Kulpa-Iakona parties in a form reasonably satisfactory to the Kulpa-Iakona Parties from all persons and entities that purchased securities or made financial accommodations to All Ad after November 14, 2007 and prior to the date hereof or to the other Morlex Parties after February 14, 2008 and prior to the date hereof, including, without limitation, those that participated in the PIPE financing that provided funds with which Morlex purchased the stock of Ad Authority from Iakona. Morlex also covenants to use its reasonable best efforts within thirty days after the date hereof to obtain a general release of the Kulpa-Iakona parties in a form reasonably satisfactory to the Kulpa-Iakona Parties from Dominick & Dominick LLC, the placement agent for Morlex. Ad Authority and Morlex shall indemnify and hold harmless Kulpa and Iakona, as the case may be, from any claim, demand, damage, debt, liability, account reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred, whether or not litigation be commenced) based upon, in connection with, arising out of, resulting from, occasioned by, or relative to any such personal guarantees or relative to Morlex and/or Ad Authority's breach of its covenants hereunder.

5. Blue Label Servers. Kulpa will cause Blue Label Financial to sell to Ad Authority for One Dollar ($1.00) those servers which are as set forth in Exhibit C hereto. Prior or contemporaneous therewith, Blue Label shall remove from such servers all of its data that was not contemplated by the Parties to have been conveyed under the Purchase Agreement.

6. Tax Reporting. All of the Parties covenant that for purposes of this Agreement and the Purchase Agreement, all filings and reporting with state, local and federal taxing authority will be done in a manner that reflects a tax-free adjustment to the Purchase Price contemplated by the Purchase Agreement. The Purchase Price shall be reported as the Purchase Price as revised or adjusted pursuant to this Agreement.

7. Securities Filings. With respect to the Current Report on Form 8-K filed by Morlex on July 24, 2008, disclosing Kulpa's resignation as a director of Morlex, Kulpa shall not submit any letter described in Item 5.02(a)(3)(ii) of Form 8-K to Morlex.

8. Disclosure Approval. Neither the Morlex Parties nor the Kulpa-Iakona Parties shall make any public disclosure, including, without limitation, Current Reports on Forms 8-K or press releases, regarding this Agreement, the related transaction or the termination or modification of any of Kulpa's relationships to or with the Morlex Parties, including, without limitation, as stockholder, noteholder, officer, employee, director, transferor, or indemnitor to Kulpa ("Public Disclosures") except such Public Disclosure as Morlex has been advised in writing by counsel is required by law ("Mandated Public Disclosure").

Company shall submit any proposed Mandated Public Disclosure to Kulpa for review and comment not less than 48 hours before such disclosures are made, filed or released and shall give Kulpa an opportunity to comment on such disclosures prior to the filing thereof. To the extent that Morlex does not adopt all of Kulpa's comments, it shall make a reference in such disclosure that Kulpa does not agree with the statements contained in the disclosure.

9. Non-Disparagement. Each of the Parties and their respective employees, consultants, agents, attorneys, financial advisors and others acting on or for their behalf shall refrain from disparaging or defaming each of the other Parties and their Releasees.

10. Unconditional General Release of Kulpa-Iakona Parties. For and in consideration of the promises set forth herein, and the items to be executed and exchanged as set forth herein, except for and subject to the obligations set forth in this Agreement, the Amended Note, the Amended SA and the Limitations On Release and Excluded Claims set forth in Paragraph 14 below, the Morlex Parties, Gunnar and the Morlex Shareholders, and each of them, on behalf of themselves, and each of their respective parents, affiliates and subsidiaries, trusts, and companies, and each of them, and each of their shareholders, directors, officers, trustees, members, managers, partners, agents, representatives, attorneys, insurers, servants, employees, spouses, predecessors, successors, assignors, and assignees, past and present, do hereby absolutely, fully and forever, release, covenant not to sue, and discharge each of the Kulpa-Iakona Parties, and each of their respective parents, subsidiaries, affiliates, entities under common control, trusts, beneficiaries of the companies, and related entities, and each of their shareholders, directors, officers, trustees, members, partners, agents, advisors, managers, investment bankers, property managers, representatives, attorneys, insurers, servants, employees, spouses, predecessors, successors, assignors, and assignees, past and present, (the "Kulpa-Iakona Releasees"), from any and all actions, causes of action, arbitrations, debts, guarantees, warranties, express or implied, balances, liabilities, demands, claims, agreements, contracts, covenants, suits, controversies, judgments, administrative or criminal complaints, citations, or proceedings, orders and liabilities, obligations, costs, expenses, damages and liens of every kind or nature whatsoever, in law, equity or otherwise, except for the Excluded Claims set forth in Paragraph 14 (hereinafter referred to as the "Morlex Parties and the Morlex Shareholders' Claims"), whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, asserted or not asserted, in law or equity, which have existed, or may have existed, or which do exist, on or prior to the date hereof, including, but not limited to, based on, arising from, or related to the Purchase Agreement, the Note, the Stock, the Dispute, the Resignation, fundraising by Morlex and/or Iakona and/or Kulpa, operation of Ad Authority or Morlex, Kulpa's service as an officer and/or director of Morlex and/or Ad Authority or Kulpa's employment, including, without limitation, any claim for return of any portion of the $5,000,000 Purchase Price paid to the Kulpa-Iakona Parties, any and all Claims arising from or out of the acts, transactions, and occurrences relating to and any and all facts alleged, described or referred to in any of the correspondence and communications exchanged, including, without limitation, any claims or issues related to the Purchase Agreement, the Note, the Stock, the Dispute, the Resignation, fundraising by Morlex and/or Iakona and/or Kulpa, operation of Ad Authority or Morlex, Kulpa's service as

an officer and/or director of Morlex and/or Ad Authority or Kulpa's employment, the Morlex Parties, Gunnar and the Morlex Shareholders. Notwithstanding the foregoing, nothing herein shall release the Kulpa-Iakona Parties or any of the Kulpa-Iakona Releasees, from their obligations set forth in this Agreement, in the Note, the Security Agreement (as amended) or the applicable Excluded Claims.

11. Unconditional General Release of Morlex Parties By Kulpa-Iakona Parties. For and in consideration of the promises set forth herein, and the items to be executed and exchanged as set forth herein, except for and subject to the obligations set forth in this Agreement, the Amended Note, the Amended SA and the Limitations On Release and Excluded Claims set forth in Paragraph 14 below, the Kulpa-Iakona Parties, and each of them, on behalf of themselves, and each of their respective parents, affiliates and subsidiaries, trusts, and companies, and each of them, and each of their directors, officers, trustees, members, partners, managers, agents, representatives, insurers, servants, employees, spouses, predecessors, successors, assignors, and assignees, past and present, do hereby absolutely, fully and forever, release, covenant not to sue, and discharge the Morlex Parties, and each of their respective parents, subsidiaries, affiliates, entities under common control, trusts, beneficiaries of the companies, and related entities, and each of their respective shareholders, directors, officers, trustees, members, partners, agents, investment bankers, advisors, managers, investment managers, property managers, representatives, attorneys, insurers, servants, employees, spouses, predecessors, successors, assignors, and assignees, past and present, (the "Morlex Releasees"), from any and all actions, causes of action, arbitrations, debts, guarantees, warranties, express or implied, balances, liabilities, demands, claims, agreements, contracts, covenants, suits, controversies, judgments, administrative or criminal complaints, citations, or proceedings, orders and liabilities, obligations, costs, expenses, damages and liens of every kind or nature whatsoever, in law, equity or otherwise (except for the Excluded Claims set forth, in Paragraph 14, hereinafter referred to as the "Kulpa-Iakona Parties' Claims"), whether known or unknown, suspected or unsuspected, fixed or contingent, liquidated or unliquidated, asserted or not asserted, in law or equity, which have existed, or may have existed, or which do exist, on or prior to the date hereof, including without limitation, based on, arising from, or related to the Purchase Agreement, the Note, the Stock, the Dispute, the Resignation, fundraising by Morlex and/or Iakona and/or Kulpa, operation of Ad Authority or Morlex, Kulpa's service as an officer and/or director of Morlex and/or Ad Authority or Kulpa's employment, including, without limitation, any and all Claims arising from or out of the acts, transactions, and occurrences relating to the Purchase Agreement, the Note, the Stock, the Dispute, the Resignation, fundraising by Morlex and/or Iakona and/or Kulpa, operation of Ad Authority or Morlex, Kulpa's service as an officer and/or director of Morlex and/or Ad Authority or Kulpa's employment, and any and all facts alleged, described or referred to in any of the correspondence and communications exchanged, including, without limitation, any claims or issues related to the Purchase Agreement, the Note, the Stock, the Dispute, the Resignation, fundraising by Morlex and/or Iakona and/or Kulpa, operation of Ad Authority or Morlex, Kulpa's service as an officer and/or director of Morlex and/or Ad Authority or Kulpa's employment. Notwithstanding the foregoing, nothing herein shall release the Morlex Parties, or any of the Morlex Releasees, from their obligations set forth in this

Agreement, in the Note, the Security Agreement (as amended) or the applicable Excluded Claims.

12. Release of Unknown Claims and Binding Nature of Releases.

(a) Waiver of Civil Code section 1542. With respect to all Claims released under Paragraphs 10 and 11 herein, and except as set forth in subsection (b) below, except for the obligations set forth in this Agreement, in the Amended Note or the Excluded Claims set forth in Paragraph 14, the Parties hereto agree that, notwithstanding Section 1542 of the California Civil Code, which presently provides that:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR,"

This release shall constitute a full release in accordance with its terms. With respect to all Claims released under Paragraphs 10 and 11 herein, and except for the obligations set forth in this Agreement, in the Amended Note or the Excluded Claims set forth in Paragraph 14, and each of them, knowingly, intelligently and voluntarily waive the provisions of Section 1542, and any successor provision, and acknowledge and agree that this waiver is an essential and material term of this Agreement, and that without such waiver the settlement would not have been entered into. The Parties hereto acknowledge the significance and consequences of the Release and of the specific waiver of Section 1542.

Signing Party's Initials: ____

(b) No Change in the Law or Facts Will Affect the Agreement. Morlex covenants to obtain and deliver to counsel for the Kulpa-Iakona Parties the signatures to this Agreement from Gunnar and all of the Morlex Shareholders on or before August 25, 2008. In the event that Morlex fails to timely do so, this Agreement, the Amended Note, the Amended SA and the documents and transactions referenced herein and therein shall be void ab initio and of no force or effect and all parties shall retain all of their rights and remedies relative to the matters that otherwise would have been released, waived, amended, terminated, extinguished or supplemented by this Agreement, the Amended Note, the Amended SA and the documents and transactions referenced herein and therein. Except as set forth above in this subsection (b), it is the intent of the Parties that this Agreement be binding and effective without regard to future events. Each of the Parties to this Agreement has made such investigation of the facts pertaining to this Agreement, and all matters pertaining thereto, as it deems necessary. Each of the Parties is aware that it may hereafter discover claims or facts in addition to or different from those it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is the intention of the Parties to fully, finally and forever settle and release all such matters, and

all claims relative thereto, which exist, may exist, or heretofore have existed between them on or prior to the date of this Agreement. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters, notwithstanding the discovery or existence of any additional or different claims or facts relative thereto. The Parties agree that any change in applicable law or fact (and any error in any of the Parties' understanding of law or fact), whether through legislation or judicial interpretation, which creates or finds additional or different rights and obligations of the Parties that may or do in fact exist, shall not affect the Parties' respective obligations or rights under this Agreement, nor be a basis not to perform under this Agreement, nor a basis to attack or seek to modify any of the provisions of this Agreement.

13. Covenant Not to Sue on Released Claims. The Parties, on behalf of themselves, and each of their respective parents, affiliates and subsidiaries, trusts, and companies, and each of them, and each of their respective directors, officers, trustees, members, partners, agents, representatives, attorneys, insurers, servants, employees, spouses, predecessors, successors, assignors, and assignees, past and present, do hereby covenant and agree never to commence, prosecute, or cause to be commenced or prosecuted any action or proceeding against any of the Releasees, based upon any of the Claims released in Paragraphs 10, 11 and 12 of this Agreement.

14. Limitations on Release and Excluded Claims. The releases and covenant not to sue set forth in paragraphs 10 through 13, inclusive, above, expressly exclude the following "Excluded Claims":

(a) the obligation of Morlex and/or Ad Authority to pay Rutter Hobbs& Davidoff Incorporated (for which Ad Authority owes $18,091 for legal services rendered to Ad Authority);

(b) the obligation of Morlex and/or Ad Authority to pay Ken Potashner (to whom $75,000 is due as set forth in the Purchase Agreement);

(c) the obligation of Morlex and/or Ad Authority to pay Kulpa accrued vacation pay (for which Morlex owes Kulpa $2769.36);

(c) claims for breach of this Agreement; and

(d) claims arising out of or related to the Amended Note and/or Security Agreement dated April 11, 2008, as amended by the Amended SA.

15. Expenses. The Parties shall bear their own taxes, expenses, fees, costs, expert fees, and attorneys' fees, including, without limitation, in the drafting of this Agreement and the matters that led to it. Except for the Excluded Claims, all claims for fees and costs are released and discharged pursuant to the Releases contained in this Agreement.

16. No Third Party Beneficiaries. The Parties understand, acknowledge, and agree that there are no express or implied third party beneficiaries to this Agreement, except for the Releasees expressly referred to in the Releases contained herein.

17. Binding on Agents, Successors, Assigns, Etc. The terms of this Agreement shall be binding on and shall inure to the benefit of the Parties and their respective agents, representatives, employees, predecessors, successors, heirs, assigns, directors, officers, shareholders, members, representatives, executors, administrators, beneficiaries, divisions, subsidiaries, affiliates, assigns, spouses, successors in interest, and any other person who may in any fashion claim an interest in the subject matter hereof through any of the Parties.

18. No Reliance. In entering into this Agreements the Parties have relied upon their own investigations and upon the investigations of their own attorneys and representatives and have not relied upon any representations by any other Party or any other Party's attorneys, officers, agents, employees, or representatives, and that no promise or inducement has been offered, except as set forth in this Agreement.

19. Review of Agreement and Representation by Independent Counsel. The Parties hereby acknowledge that the terms and conditions of this Agreement have been completely read by them and explained to them by their respective counsel, and that the terms and conditions of this Agreement are fully understood and voluntarily accepted for the express purpose of making a full compromise, adjustment, settlement, accord and satisfaction, as set forth herein, and that this Agreement has, as its purpose, the preclusion of any additional claims against the Parties other than as set forth herein, regarding the matters released herein, pursuant to the terms set forth herein. Each of the Parties to this Agreement has received independent legal advice from his/her/its attorneys with respect to the advisability of making the settlement provided for herein, and with respect to the advisability of executing this Agreement. Each of the Parties acknowledges having had a full opportunity to undertake whatever discovery or investigation it desired, with respect to all rights that are being settled through this Agreement. Each of the Parties agrees that the full compensation for its damages, if any, is disputed, uncertain and indefinite, and that each Party relies upon his/her/its own judgment, beliefs, agents or representative's advice, and knowledge regarding any disputed claim.

20. No Admission. This Agreement effects the resolution of disputed Claims. Neither this Agreement, nor discussions which led to it, is intended to be and shall not be deemed, construed or treated in any respect as an admission of liability by any of the Parties, or by any other person or entity for any purpose.

21. Representations and Warranties, Indemnification. The Parties hereby represent, warrant and covenant that each is the sole and lawful owner of all claims, matters and causes of action each is releasing or dismissing pursuant to this Agreement and that the persons signing this Agreement have the full right and authority to enter into this Agreement on behalf of the Parties for whom they are signing in accordance with all applicable laws, bylaws, and rules. The Parties further hereby represent, warrant and covenant that there has been no assignment, transfer, conveyance, encumbrance, or other disposition by them of any of said claims, matters and causes of action or other matters referred to herein. The Parties hereby agree to indemnify and hold harmless one another from any claim, demand, damage, debt, liability, account reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs

actually incurred, whether or not litigation be commenced) based upon, in connection with, arising out of, resulting from, or occasioned by the breach or inaccuracy of the aforementioned warranties and representations, and/or any other warranties or representations contained in this Agreement, including those contained in the Recitals.

22. Indemnification of Kulpa-Iakona by Morlex. Nothing in this Agreement shall change or modify the obligations of Morlex and Ad Authority to indemnify Kulpa in connection with his conduct as an employee, officer or director of Morlex and/or Ad Authority, pursuant to such entities' Certificates of Incorporation and/or applicable contractual and statutory obligations. In addition, and without limiting the generality of the foregoing, Morlex further agrees to indemnify and hold harmless Kulpa and Iakona from any claim, demand, administrative or criminal proceeding or complaint, damage, debt, liability, account reckoning, obligation, cost, expense, lien, action or cause of action (including payment of attorneys' fees and costs actually incurred, whether or not litigation be commenced) by the Morlex Shareholders or equityholders of any of the Morlex Parties.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Paragraphs 21 and 22 hereunder to the fullest extent permitted by law; provided, however, that: (i) no person involved in the sale of securities that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any person involved in such sale of securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such securities.

23. Notices. All notices, payments, documents and demands of any kind which any of the Parties are required or may desire to serve upon or deliver to any of the other Parties in connection with this Agreement shall be served, at the election of the Party serving the notice, either by fax, e-mail, personal service, or by mailing a copy of the payment, notice or other matter by certified or registered mail, proper postage prepaid and return receipt requested, addressed to such party at the address set forth in Exhibit D hereto. If any such matter is mailed, it shall be deemed to have been received on the date reflected on the return receipt or if receipt is refused or such mailing is not accepted, then five (5) days after the date of mailing. If any such matter is sent by fax or e-mail, it shall also be sent by regular mail within one Court Day of faxing or e-mailing, and shall be deemed received on the Court Day transmitted if transmission is completed by 5:30 p.m. Pacific Time, or the next Court Day if transmitted after 5:30 p.m. or on a legal holiday or weekend. If such matter is personally served, it shall be deemed received on the Court Day received if delivery is completed by 5:30 p.m. Pacific Time, or the next Court Day if delivery is completed after 5:30 p.m. or on a Court holiday or weekend.

Notices, documents and demands shall be sent to the Parties through their respective counsel set forth on Exhibit D attached hereto and incorporated herein. Each of the Parties

is required to promptly inform the other of any change of the respective names and/or addresses set forth on Exhibit D.

24. Entire Agreement. This Agreement and the Exhibits attached hereto and made part hereof, consists of a single, integrated, written contract expressing the entire agreement of the Parties concerning its subject matter. No covenants, agreements, representations or warranties of any kind have been made by any party hereto, except as expressly set forth herein and in this Agreement. All prior discussions and negotiations with respect to the subject matter hereof have been and are merged and integrated into, and superseded by, this Agreement.

25. No Oral Modification; Waiver. This Agreement may not be modified or terminated orally. No purported modification, termination or waiver shall be valid unless in writing and signed by all Parties even if such purported modification, termination or waiver is executed or supported by new consideration. Waiver of any breach or Default shall not be deemed a waiver of any other breach or Default, or of the same or any other provision of this Agreement.

26. Joint Drafting. This Agreement is the result of an arm's length negotiation among equally situated and Parties represented by counsel of their choice. Each Party has cooperated in the drafting and preparation of this Agreement. Accordingly, no Party may be deemed the author of this Agreement, and any construction to be made of this Agreement, in whole or in part, shall not be construed against any Party and California Civil Code section 1654 and related doctrines shall not apply.

27. Execution and Delivery in Counterparts. This Agreement may be executed in counterparts; each counterpart shall be deemed an original and, when taken together with the other counterparts, shall constitute one agreement that shall be binding on all Parties to the same extent as if they had all signed the same document. Signatures by scanned and e-mailed image or facsimile transmission shall have the same force and effect as original signatures. Photocopies, scanned and e-mailed images and facsimile copies of such signed counterparts may be used in lieu of the originals for any reason. Each Party shall execute an original counterpart of this Agreement and shall deliver such counterpart to counsel of record for all other Parties, at the addresses set forth in Exhibit D. Upon delivery of the last counterpart, the date of execution of the last counterpart shall be entered by counsel for the Kulpa-Iakona Parties in the space provided at the beginning of this Agreement, and shall become the Effective Date of this Agreement. Once the date is entered, Counsel for the Kulpa-Iakona Parties shall provide a fully executed counterpart of this Agreement to counsel for each of the Parties.

28. Disputes. In the event of any dispute arising out of or relating to this Agreement, any proceedings to enforce this Agreement, for indemnity under Paragraphs 4, 21 and 22 of this Agreement, and/or for a declaration of any Party's rights or obligations under this Agreement, which cannot be resolved by the Parties themselves, shall be resolved by suit in the state and federal courts located in New York, New York, and all Parties hereby submit to the jurisdiction and venue of that Court. The prevailing Party in

any and all such action or proceedings, including any enforcement of judgment proceedings, or subsequent bankruptcy proceedings, shall be entitled to recover his/its/their reasonable attorneys' fees and costs, including, without limitation, attorneys' fees and costs incurred in giving Notice of Default and all other costs and expenses of execution and enforcement of any Judgment entered whether or not such costs and expenses of execution and enforcement are allowed by statute.

29. Governing Law. This Agreement shall be interpreted according to the laws of the State of New York.

30. Further Documents and Implementation. The Parties will promptly execute any and all such further and additional documents as shall be reasonable, convenient, necessary or desirable to carry out the provisions of this Agreement. Each of the Parties to this Agreement agrees to do all things reasonably necessary to carry out and effectuate the terms and intent of this Agreement.

31. Headings. Paragraph headings are for convenience only and are not a part of this Agreement.

32. Recitals. The foregoing recitals are incorporated by reference in this Agreement and made a part hereof as contractual provisions and covenants in addition to being recitals of fact.

33. Effective Date. This Agreement shall not be effective until it is executed by all Parties in full and delivered by the Parties as set forth in Paragraph 27. The "Effective Date" of this Agreement shall be the date on which the last signature was obtained on this Agreement, which date shall be entered into the first paragraph of this Agreement by counsel for the Kulpa-Iakona Parties as set forth in Paragraph 27, above.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

34. Time of Essence. Time is expressly declared to be of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date of the last signature of the Parties set forth below.

Dated: August 20, 2008

JASON J. KULPA

Jason J. Kulpa

Dated: August 20, 2008

IAKONA, INC.

By: ______________________
Jason J. Kulpa
President

Dated: August ___, 2008

MORLEX, INC.

By: ______________________
Richard Berman
President

Dated: August ___, 2008

AD AUTHORITY INC.

By: ______________________
Richard Berman
President

Dated: August ___, 2008

ALL AD AQUISITION INC.

By: ______________________
Richard Berman
President

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

34. Time of Essence. Time is expressly declared to be of the essence of this Agreement.

IN WITNESS WHEREOF, the Parties execute this Agreement, effective as of the date of the last signature of the Parties set forth below.

Dated: August ___, 2008

JASON J. KULPA

____
Jason J. Kulpa

Dated: August ___, 2008

IAKONA, INC.

By: ______________________
Jason J. Kulpa
President

Dated: August 20, 2008

MORLEX, INC.

By: ______________________
Richard Berman
President

Dated: August 20, 2008

AD AUTHORITY INC.

By: ______________________
Richard Berman
President

Dated: August 20, 2008

ALL AD AQUISITION INC.

By: ______________________
Richard Berman
President

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

MW Crow Family LP

By: [signature]
General Partner

Duncan Capital Partners, LLC ("Duncan")

By: ______________________________

Alex Clug, Trustee for
Crow 2001 Children's Trust, FBO Michelle Lee Crow
Crow 2001 Children's Trust, FBO Spencer Michael Crow
Crow 2001 Children's Trust, FBO Olivia Trevor Crow
Crow 2001 Children's Trust, FBO Duncan Crow

Richard Berman

Trevor Crow